Contact: Paul Colasono, CFO (201) 604-4402 pcolasono@franklincredit.com	Franklin Credit Holding Corporation
FRANKLIN CREDIT HOLDING CORPORATION BECOMES
PARENT COMPANY OF FRANKLIN CREDIT MANAGEMENT
CORPORATION
HOLDING COMPANY FORM OF ORGANIZATIONAL STRUCTURE ADOPTED
     NEW YORK, December 24, 2008 — Franklin Credit Holding Corporation (Pink Sheets: FCMC.PK - News) (“Frankliin Holding”, and with its direct and indirect subsidiaries, “the Company”) today announced that, effective December 19, 2008, it became the parent company of Franklin Credit Management Corporation in the adoption of a holding company form of organizational structure.
     This reorganization (the “Reorganization”) is expected to (1) result in Franklin Credit Management Corporation, which holds the Company’s servicing platform, having positive net worth as a result of having assigned and transferred to a newly formed sister company ownership of the entities holding beneficial ownership of the Company’s loan portfolio and the related indebtedness, and, accordingly, being able to comply with applicable net worth requirements to maintain licenses to service and collect loans in various jurisdictions; and (2) enhance the Company’s ability to grow its servicing business and take advantage of other corporate restructuring opportunities should they become available.
     The business operations and financial condition of the Company taken as a whole, including Franklin Servicing, on a consolidated basis (the “Company”), including the Company’s consolidated substantial negative net worth, did not change as a result of the Reorganization. However, the resulting financial condition of Franklin Credit Management Corporation, which holds the servicing platform, changed, inasmuch as it now has a positive net worth.
     Other than the difference in their names, the certificate of incorporation, by-laws, authorized capital stock, outstanding capital stock, board of directors and officers of Franklin Holding are the same as those of Franklin Credit Management Corporation prior to the reorganization. No post-merger exchange of stock certificates is necessary, and the outstanding shares of Franklin Credit Management Corporation Common Stock have been automatically converted into an equal number of shares of Franklin Holding Common Stock. Franklin Holding’s common stock will continue to be quoted on the Pink Sheets under the symbol “FCMC.PK.”
     The Company believes that the Reorganization qualifies as a tax-free reorganization under Section 351 of the Internal Revenue Code of 1986, as amended, and, as a result, Franklin Credit Management Corporation’s stockholders will not recognize gain or loss for U.S. federal income tax purposes as a result of the Reorganization.
     Concurrent with the Reorganization, the Company entered into a series of agreements with The Huntington National Bank (“Huntington”), its lead lending bank, which included, among other amendments, guaranties of the indebtedness to Huntington by various new entities in the Company’s structure and Huntington waiving the Company’s breach of its covenant to comply with all laws, rules and regulations to the extent such breach resulted from the Company’s failure to satisfy a minimum net worth requirement prior to the reorganization.
     The Forbearance Agreements continue to be subject to a scheduled maturity date of May 15, 2009.
     For additional information regarding the Reorganization, please refer to the Company’s Form 8-K filing with the Securities and Exchange Commission dated December 24, 2008.
About Franklin Credit Holding Corporation
     Franklin Credit Holding Corporation (“Franklin Holding” and with its direct and indirect subsidiaries, the “Company”) is a specialty consumer finance company primarily engaged in the servicing and resolution of its performing, reperforming and nonperforming residential mortgage loans. Franklin’s portfolio consists of both first- and second-lien loans secured by 1-4 family residential real estate that generally fall outside the underwriting standards of Fannie Mae and Freddie Mac and involve elevated credit risk as a result of the nature or absence of income documentation, limited credit histories, higher levels of consumer debt or past credit difficulties. The Company typically purchased these loan portfolios at a discount to the unpaid principal balance and originated loans with loan-to-value ratios at origination of 75% or less and interest rates and fees calculated to provide a rate of return adjusted to reflect the elevated credit risk inherent in these types of loans. Non-prime loans were originated through its wholly-owned subsidiary, Tribeca Lending Corp., and have generally been held for investment. The Company’s executive, administrative and operations offices are located in Jersey City, New Jersey. Additional information on the company is available on the Internet at www.franklincredit.com.
     Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in forward-looking statements made by the Company. These factors include, but are not limited to: (i) unanticipated changes in the U.S. economy, including changes in business conditions such as interest rates, changes in the level of growth in the finance and housing markets, such as slower or negative home price appreciation; (ii) the Company’s relations with the Company’s lenders and such lenders’ willingness to waive any defaults under the Company’s agreements with such lenders; (iii) increases in the delinquency rates of borrowers, (iv) the availability of clients holding sub-prime borrowers for servicing by the Company on a fee paying basis; (vi) changes in the statutes or regulations applicable to the Company’s business or in the interpretation and enforcement thereof by the relevant authorities; (vii) the status of the Company’s regulatory compliance; (viii) the Company’s success in entering new business activities of providing mortgage-related services for other entities, particularly servicing loans for others, in which the Company has no prior experience with servicing loans for others; and (ix) other risks detailed from time to time in the Company’s SEC reports and filings. Additional factors that would cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, those factors discussed under the captions “Risk Factors”, “Interest Rate Risk” and “Real Estate Risk” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which the Company urges investors to consider. The Company undertakes no obligation to publicly release the revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events, except as otherwise required by securities, and other applicable laws. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the results on any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.